SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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China America Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

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CHINA AMERICA HOLDINGS, INC.
333 E. Huhua Road
Huating Economic & Development Area
Jiading District
Shanghai, China  201811

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
____________________

TO BE HELD ON THURSDAY, JUNE 9, 2011

We will hold a special meeting of shareholders of China America Holdings, Inc. at 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441 on Thursday, June 9, 2011 at 2:00 PM, local time.  At the special meeting you will be asked to vote on the following matters:

1.
To approve and adopt the Membership Interest Sale Agreement dated December 23, 2010 by and between Glodenstone Development Limited, a British Virgin Island company (“Glodenstone”), Mr. Aihua Hu and Ms. Ying Ye, related parties, and China America Holdings, Inc. and our majority owned subsidiary, Shanghai AoHong Chemical Co., Ltd., a Chinese limited liability company (“AoHong Chemical”) (the “Purchase Agreement”) pursuant to which at closing we will sell our 56.08% membership interest in AoHong Chemical to Glodenstone for $3,508,340; and

2.	To consider and act upon any other business as may properly come before the special meeting or any adjournments thereof.

The Board of Directors recommends that you vote FOR Proposal 1.

The Board of Directors has fixed the close of business on May 10 , 2011 as the Record Date for determining the shareholders that are entitled to notice of and to vote at the special meeting and any adjournments thereof.

Your vote is important regardless of the number of shares you own.  All shareholders are invited to attend the special meeting in person.

By Order of the Board of Directors
/s/ Shaoyin Wang
Shanghai, China                                                                   Shaoyin Wang,
May 11, 2011                                                                         President and Chief Executive Officer

China America Holdings, Inc. has concluded that our shareholders are entitled to assert dissenter’s rights under Sections 607.1301 to 607.1333 of the Florida Business Corporation Act. The procedure for dissent and appraisal is described in Sections 607.1301 to 607.1333 of the Florida Business Corporation Act, which is attached as Exhibit B to the Proxy Statement accompanying this Notice. We are providing this notice and a copy of such sections pursuant to Section 607.1320 of the Florida Business Corporation Act. We require strict adherence to the procedures set forth therein, and failure to do so may result in the loss of all dissenters' appraisal rights. Accordingly, each shareholder who might desire to exercise dissenter's appraisal rights should carefully consider and comply with the provisions of those sections and consult his or her legal advisor.

i

CHINA AMERICA HOLDINGS, INC.

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TABLE OF CONTENTS

Page No.
Questions and Answers	1
Who Can Help Answer Your Questions	3
Summary Term Sheet for the Purchase Agreement	3
Principal Shareholders	5
Matters to be Considered at the Special Meeting	6
Proposal 1 - Approval and Adoption of the Purchase Agreement	6
Other Matters	15
Delivery of Documents to Security Holders Sharing an Address	15
Where You Can Find More Information	15
Cautionary Statement Regarding Forward-Looking Information	16
Miscellaneous	16
Exhibits:

Exhibit A - Purchase Agreement, Purchase Note and Pledge Agreement, and Amendment
Exhibit B - Sections 607.1301 through 607.1333 of the Florida Business Corporation Act
Exhibit C - Annual Report on Form 10-K for the year ended September 30, 2010 and Quarterly Report on Form 10-Q for the period ended December 31, 2010

ii

Shareholders Should Read the Entire Proxy Statement
Carefully Prior to Returning Their Proxies

PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS
OF
CHINA AMERICA HOLDINGS, INC.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our shareholders and answers to each of those questions.

What may I vote on at the special meeting?

At the special meeting, shareholders will consider and vote upon the following matters:

•           the approval and adoption of the Purchase Agreement; and
•           such other matters as may properly come before the special meeting or any adjournments thereof.

Who is entitled to vote and how many votes do I have?

Shareholders of record as of the close of business on May 10, 2011 (the “Record Date”), are entitled to vote on matters that come before the special meeting.  Shares can be voted only if the shareholder is present in person or is represented by proxy.  Each share of China America Holdings’ common stock that you own as of the Record Date entitles you to one vote.  On May 10, 2011 there were 200,710,792 shares of our common stock outstanding.

How do I vote?

All shareholders may vote by proxy by mail or facsimile.  Instructions for voting are provided on the proxy card which is included in these proxy materials.  If you are a shareholder of record, you may vote in person at the special meeting. We will give you a ballot when you arrive.  If you are a beneficial owner of shares held in street name and you wish to vote in person at the special meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not obtain a valid proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the special meeting if you bring a recent bank or brokerage statement showing that you were the beneficial owner of the shares on May 10, 2011, the Record Date for voting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

If your shares are registered directly in your name with our transfer agent, ComputerShare Trust Company, Inc., you are considered the shareholder of record with respect to those shares, and the proxy materials were mailed directly to you.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization.  The organization holding your account is considered the shareholder of record for purposes of voting at the special meeting.  As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What happens if I do not give specific voting instructions?

If you are a shareholder of record and you either indicate when voting that you wish to vote as recommended by our Board of Directors or if you sign and return a proxy card without giving specific voting instructions, then the proxy holder will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holder may determine in his discretion with respect to any other matters properly presented for a vote at the meeting.  Under the rules of the NYSE, if a broker or other financial institution holds your shares in its name and you do not provide your voting instructions to them, then that firm has discretion to vote your shares only for certain routine matters.  However, the broker or financial institution that holds your shares in its name does not have discretion to vote your shares for non-routine matters.  Proposal 1 is considered a non-routine matter.  If the organization that holds your shares does not receive instructions from you on how to vote your shares on Proposal 1, the organization that holds your shares will inform us that it does not have the authority to vote on the matter(s) with respect to your shares.  This is generally referred to as a “broker non-vote.”  When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted.  We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in these materials.

Can I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the special meeting.  You may do this by signing a new proxy card with a later date, by voting on a later date by facsimile (only your latest facsimile proxy submitted prior to the special meeting will be counted), or by attending the special meeting and voting in person.  However, your attendance at the special meeting will not automatically revoke your proxy unless you vote at the special meeting or specifically request in writing that your prior proxy be revoked.

What does it mean if I get more than one proxy card?

Your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, CO 80401, telephone number is (303) 262-0600, or, if your shares are held by your broker or bank in “street name,” you should contact the broker or bank who holds your shares.

What constitutes a quorum and what is required to approve each proposal?

The presence of a majority of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold the meeting and conduct business.  Presence may be in person or by proxy.  You will be considered part of the quorum if you voted by facsimile or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the special meeting.  Abstentions and broker “non-votes” are counted as present and entitled to vote for determining whether a quorum is present.  For the purpose of determining whether the shareholders have approved a matter, abstentions and broker “non-votes” are not treated as votes cast affirmatively or negatively, and therefore have no effect on the outcome of any matter being voted on at the special meeting.  The affirmative vote of a majority of the shares of our outstanding common stock entitled to vote at the meeting will constitute shareholder approval of the Purchase Agreement.  Approval of any unscheduled matter, such as a matter incident to the conduct of the meeting, would require the affirmative vote of a majority of the votes cast.

What are the Board’s recommendations on the proposal?

The Board recommends a vote FOR Proposal 1.

How will we solicit proxies and who is paying for this proxy solicitation?

The cost of soliciting proxies will be borne by us. These costs will include the expense of preparing, assembling, printing and mailing the notice to shareholders of record and beneficial owners and printed proxy materials to shareholders, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining beneficial owners’ voting instructions.  We have not retained a proxy solicitor in conjunction with the special meeting.  In addition to soliciting proxies by mail, our Board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.  We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically.

Where can I find voting results of the special meeting?

We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days following the adjournment of the special meeting.

How can I communicate with the Board?

All communications to the Board of Directors or any individual director must be in writing and addressed to them Attention: Corporate Secretary, China America Holdings, Inc., c/o China Direct Investments, Inc., 431 Fairway Drive, Deerfield Beach, Florida  33441 or by facsimile communication to 954-363-7320.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by writing, calling or emailing:

China America Holdings, Inc.
Lillian Wong
U.S. Representative
954-363-7333 ext. 317
Lillian.wong@cdii.net

SUMMARY TERM SHEET FOR THE PURCHASE AGREEMENT

Purpose and Effect of the Purchase Agreement

Shanghai AoHong Chemical Co., Ltd., a Chinese limited liability company, or AoHong Chemical, is our majority- owned subsidiary and its operations represent all of our present business and operations and we do not have any other business or source of revenues.  We acquired a 56.08% interest in AoHong Chemical (the “AoHong Chemical Membership Interest”) in June 2007 from that company in exchange for $3,380,000 to be invested in AoHong Chemical between September 30, 2007 and July 27, 2009.  As part of the transaction, we also issued Mr. Aihua Hu, the CEO and minority owner of AoHong Chemical, 12,500,000 shares of our common stock valued at $1,187,500. Mr. Hu subsequently joined our Board of Directors and currently serves as one of our two directors.  As of December 9, 2010, we had funded $1,600,000 of our commitment to AoHong Chemical and $1,780,000 remained due and outstanding.

On December 9, 2010 we borrowed $1,780,000 from Glodenstone Development Limited, a British Virgin Islands company, or Glodenstone, an unrelated third party, in order to allow us to fulfill the remaining portion of our obligation to contribute capital to AoHong as we negotiated the terms to sell our 56.08% interest in AoHong Chemical to Glodenstone. On December 10, 2010 we made the required payment to AoHong Chemical. On December 23, 2010 we signed a promissory note agreeing to repay Glodenstone the $1,780,000 and agreed to pay interest on this obligation at the rate of 5% per annum with the principal balance and accrued interest being due upon the earlier of May 31, 2011 or the closing on the sale of our 56.08% interest in AoHong to Glodenstone (the “Glodenstone Note”).

Since our acquisition of the AoHong Chemical Membership Interest in 2007, we have been unable to raise the capital necessary to fully fund our capital contribution commitment to AoHong Chemical.  Our Board has determined that it is in the long-term best interests of our shareholders to divest our interest in AoHong Chemical and acquire an interest in another operating company which could provide a better business opportunity for long-term growth.  However, we do not currently have any agreement or understanding to enter into any transaction with another company and there are no assurances that we will be able to affect such a transaction in future periods.

On December 23, 2010, we signed the Purchase Agreement in which we agreed to sell the AoHong Chemical Membership Interest to Glodenstone for aggregate consideration of $3,508,340, which is payable by cancellation of the $1,780,000 Glodenstone Note and delivery to us of a $1,728,340 principal amount secured promissory note which will bear interest at the rate of 5% per annum and, will be due on December 31, 2011 with accrued interest (the “Purchase Note”). The Purchase Note will be secured by the AoHong Chemical Membership Interest which we have agreed to sell to Glodenstone under the terms of a Share Pledge Agreement (the “Pledge Agreement”).  Copies of the Purchase Agreement, the Purchase Note and the Pledge Agreement are attached to this Proxy Statement as Exhibit A.

On May 10, 2011, we, along with Glodenstone, AoHong Chemical, Mr. Hu and Ms. Ying Ye agreed to extend the latest date for obtaining the approval of our shareholders under the Purchase Agreement from May 31, 2011 to June 15, 2011. In addition, Glodenstone agreed to extend the Maturity Date under the Purchase Note from May 31, 2011 to June 15, 2011.

For the purposes of Section 607.1202 of the Florida Business Corporation Act, the Purchase Agreement, when closed, will constitute the sale of substantially all of our assets.  Thereafter, we will be considered a “shell company” under Federal securities laws.  Our shareholders will not receive any payment or other distribution as a result of the closing of the Purchase Agreement.  Following the closing of the Purchase Agreement you will continue to be a shareholder in our company and our Board will begin a search for an existing company with operations in a business segment it believes could provide greater growth opportunities and easier access to capital than AoHong Chemical.  We have not identified any potential targets as of the date of this Proxy Statement.

Material Terms of the Purchase Agreement, Purchase Note and Share Pledge Agreement

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you.  To understand the Purchase Agreement fully, and for a more complete description of the legal terms of the Purchase Agreement, you should carefully read this entire Proxy Statement, Exhibit A attached to this Proxy Statement and the documents referred to in this Proxy Statement.

This Proxy Statement contains forward-looking statements that involve risks and uncertainties.  Actual results could materially differ from those discussed in the forward-looking statements as a result of certain factors, including those set forth in the “Risk Factors” section of our Report on Form 10-K for the year ended September 30, 2010, a copy of which is included as Exhibit C to this Proxy Statement, as well as our other filings with the Securities and Exchange Commission.

Sale of the AoHong Chemical Membership Interest (Page 11)	•
In exchange for the AoHong Chemical Membership Interest, at closing Glodenstone will (a) forgive the Glodenstone Note in the principal amount of $1,780,000 plus accrued interest, and (b) deliver to us the Purchase Note in the principal amount of $1,728,340 and the Pledge Agreement.

Actions of the Parties Prior to Closing (Page 11)	•	Prior to closing we are required to obtain the consent of a majority of our shareholders to the sale of the AoHong Chemical Membership Interest and the Purchase Agreement.

Termination of the Purchase Agreement (Page 12)	•
If the closing of the Purchase Agreement does not occur by June 15, 2011, the Purchase Agreement automatically terminates.  In that event, the amounts due under the Glodenstone Note remain outstanding and we agreed to transfer the AoHong Chemical Membership Interest to Glodenstone in full satisfaction of the Glodenstone Note.

Terms of the Purchase Note and Share Pledge Agreement (Page 13)	•
Simple interest at the rate of 5% per annum, with principal and accrued interest due no later than December 31, 2011.  As collateral for the payment of the Purchase Note, Glodenstone will collaterally assign the AoHong Chemical Membership Interest to us and deliver the Pledge Agreement.

Events of Default of the Purchase Note (Page 13)	•
If Glodenstone should fail to pay the Purchase Note when due, among other events, we have the right to declare the total balance due and payable, to sell the AoHong Chemical Membership Interest pledged as collateral and apply those proceeds to the amounts due under the Purchase Note.

Appraisal Rights (page 13)

Appraisal rights under Florida law are available to our shareholders with respect to the Purchase Agreement if they fully comply with all applicable statutory requirements. Failure to follow the steps and procedures required by Sections 607.1301 through 607.1333 of the Florida Business Corporation Act for perfecting appraisal rights may result in the loss, termination or waiver of such rights.  In view of the complexity of these provisions of Florida law, any shareholder who is considering exercising appraisal rights should consult his or her legal advisor.  See “Appraisal Rights” appearing later in this Proxy Statement on page 13.  A copy of Sections 607.1301 through 607.1333 of the Florida Business Corporation Act is attached as Exhibit B to this Proxy Statement.  Even if we receive shareholder consent to the Purchase Agreement at the special meeting, if the holders of 1% or more of our outstanding common stock elect to exercise appraisal rights, we reserve the right to terminate the Purchase Agreement at any time prior to closing.

ANY CHINA AMERICA HOLDINGS, INC. SHAREHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW EXHIBIT B CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

PRINCIPAL SHAREHOLDERS

At May 10, 2011 we had 200,710,792 shares of our common stock issued and outstanding.  The following table sets forth information regarding the beneficial ownership of our common stock as of May 10, 2011 by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	our named executive officers, directors and director nominees as a group.

Unless otherwise indicated, the business address of each person listed is in care of 333 E. Huhua Road, Huating Economic & Development Area, Jiading District, Shanghai, China 201811.  The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class

Shaoyin Wang	0	-
Aihua Hu 1	11,000,000	5.5%
All officers and directors as a group (two persons) 1	11,000,000	5.5%
China Direct Industries, Inc. 2	67,889,392	33.8%

1           Mr. Hu is the chief executive officer of AoHong Chemical and a member of the Board of Directors. Mr. Hu’s holdings include 10,000,000 shares of our common stock which are presently outstanding and options to purchase 1,000,000 shares of our common stock at a price of $0.20 per share, these options expire on June 27, 2012.

2           The number of securities beneficially owned by China Direct Industries, Inc. and its subsidiaries includes: 63,889,392 shares of our common stock owned of record by China Direct Investments, Inc. and 4,000,000 shares of our common stock owned of record by CDI Shanghai Management Co., both of which are subsidiaries of China Direct Industries, Inc. The securities beneficially owned by China Direct Industries, Inc. excludes 3,737,340 shares of our common stock issuable upon the exercise of an outstanding common stock purchase warrant with an exercise price of $0.12 per share owned of record by China Direct Investments, Inc. The ability of China Direct Industries, Inc. to exercise the warrants is limited in that the holder is not entitled to exercise the warrant if the effect of such exercise would be that the number of shares of common stock beneficially owned by the holder after giving effect to such exercise would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our then outstanding shares of common stock on such date, except during the 45 day period immediately prior to the expiration date of the warrant. James Wang Ph.D. has voting and dispositive control over securities held by China Direct, Inc. whose address is 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

PROPOSAL 1

APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT

AoHong Chemical’s Business

AoHong Chemical sells and distributes assorted chemicals in China and the majority of our revenues are generated through its sale and distribution of liquid coolants.  While AoHong Chemical’s products can be employed in a variety of applications, AoHong Chemical primarily sells and distributes refrigerants for use in air conditioning systems. AoHong Chemical also sells and distributes chemical products used in the application of fire extinguishing agents, aerosol sprays, insecticides, and tetrahydrothiophene.  A more complete description of AoHong Chemical’s business and operations is contained in our Annual Report on Form 10-K for the year ended September 30, 2010 and our Quarterly Report on Form 10-Q for the period ended December 31, 2010, both of which are included as Exhibit C to this Proxy Statement.

Summary of the Transaction

On December 31, 2010 we entered into the Purchase Agreement under which we have agreed to sell the  AoHong Chemical Membership Interest to Glodenstone for aggregate consideration of $3,508,340 which is payable by:

•	cancellation of the Glodenstone Note in the principal amount of $1,780,000, and
•
delivery to us of the Purchase Note in the principal amount of $1,728,340 and the Pledge Agreement under which Glodenstone will pledge the AoHong Chemical Membership Interest as security for the payment of the Purchase Note.

Other than the approval by the affirmative vote of a majority of our outstanding shares of common stock entitled to vote at the special meeting, no federal or state regulatory requirements are required to be complied with and no other approval must be obtained to close the Purchase Agreement and the transactions contemplated by it. Following the closing of the Purchase Agreement, you will not receive any payment or other distribution as a result of the transaction and will continue to be a shareholder in our company.  There will be no differences in the rights of our shareholders as a result of the closing of the Purchase Agreement and the transactions contemplated by it.

If Proposal 1 is approved at the special meeting, we anticipate that the Purchase Agreement will close as soon as practicable following the meeting.  In connection with the sale of the AoHong Chemical Membership Interest, we expect that we will recognize taxable loses in an amount equal to approximately $ 2.9 million, based on the estimated excess of the book value of our 56.08% interest in AoHong Chemical over the selling price. We anticipate that we will generate capital loss carry forwards at a Federal tax rate on any such losses that we recognize from the sale of the AoHong Chemical Membership Interest.  Our shareholders will not personally owe any taxes nor will they receive any tax benefits as a result of such sale.

The Parties to the Transaction

China America Holdings, Inc.

We are a Florida corporation who is presently the majority owner of AoHong Chemical.  AoHong Chemical‘s business represents all of our business and operations, all of which are conducted in the People’s Republic of China (PRC).  We may be reached at our principal executive offices at 333 E. Huhua Road, Huating Economic & Development Area, Jiading District, Shanghai, China 201811, telephone number 86-21-59974046.

Shanghai AoHong Chemical Industry Co., Ltd.

AoHong Chemical is a Chinese limited liability company which is a majority owned subsidiary of China America Holdings, Inc.  Mr. Hu and his wife, Ying Ye, own the minority interests in AoHong Chemical.  Mr. Hu, a member of our Board of Directors, is also Chief Executive Officer of AoHong Chemical.  AoHong Chemical, together with AoHong Chemical ‘s wholly owned subsidiaries Shanghai Binghong Trading Co., Ltd., a Chinese limited liability company, and Shanghai Wuling Environmental Material Co., Ltd., a Chinese limited liability company, and AoHong Chemical (Tianjin) Chemical Co., Ltd. a Chinese company, Shanghai Jinqian Chemical Co. Ltd., a Chinese limited liability company, and Guangzhou AoHong Chemical Co., Ltd, a Chinese limited liability company, sells and distributes assorted chemicals in China. AoHong Chemical may be reached at 333 E. Huhua Road, Huating Economic & Development Area, Jiading District, Shanghai, China 201811, telephone number 86-21-59974046.

Glodenstone Development Limited

Glodenstone, a limited liability company established in the British Virgin Island in December 2010 and is owned by Mr. Renqi Song, an unrelated third party. Mr. Song is the sole officer and director of the company.  Glodenstone specializes in private equity investments in China and invests in well managed, medium-sized businesses in both the consumer and manufacturing industries.  The address and telephone number for Glodenstone is 2 Lane 500 Liangcheng Road, Suite 1707, Shanghai, China 200434 Phone: 86-15821550682.

Background of the Transaction

Effective June 27, 2007, we entered into a membership interest exchange agreement with AoHong Chemical and its sole members Mr. Hu and Mrs. Ye.  Under the terms of the agreement, we acquired the AoHong Chemical Membership Interest from that company in exchange for $3,380,000 to be invested in AoHong Chemical between September 30, 2007 and July 27, 2009 in accordance with the following schedule:

•           $800,000 on or before September 30, 2007;
•           $400,000 on or before June 30, 2008;
•           $600,000 on or before December 31, 2008; and
•           the remaining $1,580,000 on or before June 27, 2009.

As part of the transaction, 12,500,000 shares of our common stock valued at $1,187,500 were issued to Mr. Hu.

We funded a portion of our commitment utilizing proceeds we received from a sale of our equity securities in 2007 and a portion from the proceeds of a $400,000 loan from a related party which remains outstanding.  As of December 9, 2010, we had funded $1,600,000 of our commitment to AoHong Chemical and we owed it $1,780,000.

Mr. Song is a personal friend of Mr. Hu and in October 2010 Mr. Hu discussed the capital needs of AoHong Chemical, its business plans and the possibility of acquiring an interest in AoHong Chemical.  Mr. Song informed Mr. Hu that he was impressed with the long term prospects of AoHong Chemical in spite of the difficulties we had in raising sufficient additional capital to fund our remaining $1,780,000 capital contribution commitment to AoHong Chemical. From that discussion, Mr. Song agreed to lend us $1,780,000 in conjunction with the purchase by Glodenstone of the AoHong Chemical Membership Interests.

On December 9, 2010 we borrowed $1,780,000 from Glodenstone, an unrelated third party, in order to allow us to fulfill the remaining portion of our obligation to contribute capital to AoHong Chemical as we negotiated the terms of the Purchase Agreement under the terms of the Glodenstone Note.  The principal balance and accrued interest owed under the Glodenstone Note are due upon the earlier of May 31, 2011, which date was extended by the parties to June 15, 2011, or the closing of the Purchase Agreement.  On December 10, 2010 we made the required payment to AoHong Chemical.

If for any reason the Purchase Agreement should not close by May 31, 2011, which date has been extended by the parties to June 15, 2011, or we otherwise do not satisfy the Glodenstone Note when due, we agreed to transfer the AoHong Chemical Membership Interest to Glodenstone in full satisfaction of the Glodenstone Note.

Our Reasons for the Transaction

Our Board of Directors, at its meeting held on December 23, 2010, considered the Purchase Agreement and determined it to be fair, advisable and in the best interests of our company and our shareholders and have recommended the approval of the Purchase Agreement and the resulting sale of AoHong Chemical to our shareholders.  In evaluating the transaction, our Board considered the following material factors in approving the transactions with Glodenstone at its December 23, 2010 meeting and over the course of numerous meetings leading up to its December 23, 2010 meeting:

Under the June 2007 Membership Interest Purchase Agreement, as amended, we acquired the AoHong Chemical Membership Interest and agreed to contribute $3,380,000 of capital to AoHong Chemical between September 2007 and June 2009.  Prior to our December 2010 loan from Glodenstone, $1,780,000 of this amount remained due to AoHong Chemical because we did not have the funds needed to make the payment.  Mr. Hu and his wife Mrs. Ying Ye, who are the minority owners of AoHong Chemical, had orally agreed to extend the payment date of this balance to on or before November 20, 2010 and had previously agreed to extend the payment date while we sought to raise the required funds.

At the time we completed the acquisition of AoHong Chemical, we had hoped that all or a substantial number of the holders of our warrants exercisable at per share prices ranging from $0.10 to $0.55 would exercise those warrants leaving us with sufficient cash to fund our obligation to contribute capital to AoHong Chemical. No warrants were exercised, however, and we have been unsuccessful in our efforts to otherwise raise the capital needed to fulfill this obligation.  We believe that the low trading price of our common stock, which is quoted in the over the counter market, coupled with generally poor equity market conditions impacting companies such as ours, adversely impacted our ability to secure the capital necessary to fully fund our commitment and represents the perception of the market of the limited value of the company at this phase of its business.

Our efforts to raise capital have been further hampered by our other indebtedness which, as of December 31, 2010, included $500,000 we owe China Direct Industries, Inc. (“China Direct”) under various promissory notes which are due in October 2011 in addition to $400,000 owed China Direct for professional fees.  In addition, AoHong Chemical had $7.4 million of notes payable which become due within the next 12 months.

Since we were unable to satisfy our contractual commitments to AoHong Chemical by the November 2010 deadline and further extensions would not satisfy China regulatory requirements, our ownership interest in AoHong Chemical was in jeopardy of being reduced under Chinese law based on the amount of capital we contributed in relation to the amount of capital contributed by all of AoHong Chemical’s shareholders.  Had that occurred, we would no longer be able to consolidate the earnings of AoHong Chemical and would have been required to account for our investment using the equity method of accounting.  Because AoHong Chemical’s operations represent all of our business and operations, our financial statements in future periods would have been materially impacted by our inability to consolidate its operations.

Furthermore, since we were unable to obtain the financing necessary to pay our obligations as they become due and support our operations, we may not be able to continue as a going concern. Under those circumstances, we would be forced to cease operations and our shareholders could lose their entire investment in our company.

Based on these circumstances, our Board of Directors believed that it had no other alternatives other than to borrow the $1,780,000 from Glodenstone and enter into the equity transfer agreement to sell the AoHong Chemical Membership Interest on the terms and conditions included in the Purchase Agreement.

The foregoing discussion of the factors considered by the Board of Directors is not intended to be exhaustive, but, rather, include the material factors considered by the Board of Directors.  In reaching its decision to approve the Purchase Agreement and the transactions contemplated by it, our Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors.  Our Board of Directors considered all these factors as a whole, and overall considered the factors to be favorable to, and supportive of, its determination.  Our Board of Directors did not seek or obtain an opinion or report from any third party as to the fairness of the Purchase Agreement and related transactions to our company.

Certain Effects of the Sale of the AoHong Chemical Membership Interest

On the closing date of the Purchase Agreement, Mr. Hu will resign as a member of our Board of Directors, leaving Mr. Wang as our sole officer and director.  In addition, we will relocate our corporate offices.  We expect to select a new location for our principal offices prior to the closing of the sale of the AoHong Chemical Membership Interest.

The sale of AoHong Chemical will materially impact our company until such time, if ever, that we enter into a business combination with an operating entity.  We do not have any business or operations other than through AoHong Chemical.  The sale of the AoHong Chemical Membership Interest will result in a sale of substantially all of our assets and business and operations and we will be considered a “shell company” under Federal securities laws.  As a shell company, while we will continue to file reports and other information with the Securities and Exchange Commission, and we anticipate that our common stock will continue to be quoted on the OTC Bulletin Board.  However, our status as a shell company may adversely impact us in a several areas, including:

•           we will continue to incur costs associated with our status as a public company, including audit fees and legal and filing fees which we estimate to be approximately $75,000 per year.  During the time we are a shell company we will not have any operations which generate cash to pay these expenses, and there are also no assurances that any of our outstanding warrants will be exercised on a cash basis, if at all. If we do not raise funds as needed, our ability to satisfy our obligations is in jeopardy.  As we do not expect that our outstanding warrants will be exercised in the foreseeable future, we will rely upon advances from related parties, including China Direct, to provide sufficient funds to pay our ongoing expenses.  Although we do not have any agreements with these related parties committing specific funds to us, based upon our conversations with China Direct we reasonably expect that it will provide additional funds to us to pay these costs, and

•           it is likely that the quoted market price of our common stock will decline substantially and any liquidity which may presently exist in our common stock may not continue and the relative cost to trade in the stock will increase.  In addition, many market makers will not make a market in a stock which has a quoted market price below $0.01 per share thereby further adversely impacting the ability of our shareholders to liquidate their investment in our company, and

•           Any securities issued by us while we are a shell company will be subject to resale limitations imposed on shell companies that limit the resale of securities issued by shell companies until 12 months after the cessation of a shell company status and the filing of the Form 10 Information about the acquired company in a “super” 8-K.

In accordance with the terms of our 2007 financing, we registered shares of our common stock underlying warrants issued in the financing and we are required to maintain an effective registration statement covering those shares or we will be subject to liquated damages.  Immediately following the closing of the Purchase Agreement, it will be necessary for us to file a post-effective amendment to this registration statement to reflect the closing of the Purchase Agreement.  In addition to the costs associated with the preparation and filing of the post-effective amendment which we estimated to be approximately $5,000, It is possible that the post-effective amendment will be reviewed by the Securities and Exchange Commission thereby increasing the cost to us and increasing the amount of funds we otherwise would have to raise and eventual pay in addition to our ongoing operating expenses and activities related to the search for a new business combination.

Closing of the sale of the AoHong Chemical Membership Interest

If Proposal 1 is approved at the special meeting, we expect to close the Purchase Agreement as soon as practicable following the meeting.  If we do not close the Purchase Agreement by May 31, 2011, which date has been extended by the parties to June 15, 2011, and we are otherwise unable to pay the Glodenstone Note, we could be required to transfer the AoHong Chemical Membership Interest to Glodenstone in satisfaction of such note which would deprive us of a substantial financial benefit.

Our Anticipated Activities Following the Closing of the Purchase Agreement

Following the closing of the Purchase Agreement, we will not have any business or operations and will be considered a "shell" company under Federal securities laws.  We will begin actively seeking to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for our securities.  Our purpose will be to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to seek the perceived advantages our company may offer.  We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature.  This discussion of the proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities.  Our Board anticipates that we may be able to participate in only one potential business venture because we will have nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

We may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.  We may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.  We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky.  Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our Board believes that there may be numerous firms seeking the perceived benefits of a publicly registered corporation.  These perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes), for all shareholders and other factors.  Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The analysis of new business opportunities will be undertaken by, or under the supervision of, Shaoyin Wang, our Chief Executive Officer, who may not be considered a professional business analyst.  Mr. Wang will be the key person in the search, review and negotiation with potential acquisition or merger candidates.  We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of Mr. Wang and legal counsel or by our shareholders.  In analyzing prospective business opportunities, we will consider such matters as:

•	the available technical, financial and managerial resources;
•	working capital and other financial requirements;
•	history of operations, if any;
•	prospects for the future;
•	nature of present and expected competition;
•	the quality and experience of management services which may be available and the depth of that management;
•	the potential for further research, development, or exploration;
•	specific risk factors not now foreseeable but which then may be anticipated to impact our proposed activities;
•	the potential for growth or expansion;
•	the potential for profit;
•	the perceived public recognition of acceptance of products, services, or trades; name identification; and
•	other relevant factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within the time period prescribed by applicable rules of the United States Securities and Exchange Commission which is presently four business days from the closing date of the transaction.  This requirement for readily available audited financial statements may require us to preclude a transaction with a potential candidate which might otherwise be beneficial to our shareholders.

We will not restrict our search for any specific kind of company, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which we may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which we may offer.  However, we do not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as we have successfully consummated such a merger or acquisition.

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity.  We may also acquire stock or assets of an existing business.  On the consummation of a transaction, it is probable that our present management and shareholders will no longer be in control of our company.  In addition, our existing directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders.

We anticipate that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of a transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter.  If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after we have successfully consummated a merger or acquisition and we are no longer considered a "shell" company.  Until such time as this occurs, we will not attempt to register any additional securities.  The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future.

Interests of China America Holdings’ Directors and Executive Officers

Mr. Hu, a member of our Board of Directors and CEO of AoHong Chemical, is, together with his wife, the non-controlling owners of AoHong Chemical.  Mr. Hu is responsible for its day to day operations.  At the closing of the Purchase Agreement, Mr. Hu will resign as a member of our Board of Directors. Mr. Hu owns 10,000,000 shares of our common stock and options to purchase 1,000,000 shares of our common stock at a price of $0.20 per share expiring on June 27, 2012. He will retain his ownership interest in our company following the closing of the Purchase Agreement.

Fees and Expenses

In connection with the Purchase Agreement and the transactions contemplated by it, whether or not it is subsequently closed, in general all fees and expense incurred in connection with the Purchase Agreement will be paid by the party incurring those fees and expenses.  Fees and expenses incurred or to be incurred by us in connection with the Purchase Agreement are estimated at this time to be as follows:

Description	Amount
Legal fees and expenses	$10,000
Printing and mailing costs	15,000
Filing fees	702
Voting Tabulation	2,750
Total	$28,452

Summary of the Purchase Agreement, Purchase Note and Pledge Agreement

The summary of the terms of the Purchase Agreement, the Purchase Note and the Pledge Agreement set forth below and elsewhere in this Proxy Statement are qualified in its entirety by reference to these documents, copies of which are attached to this Proxy Statement as Exhibit A and which we incorporate by reference into this document.  We encourage you to read carefully the Purchase Agreement, the Purchase Note and the Pledge Agreement in their entirety.

These documents have been included to provide investors and shareholders with information regarding its terms.  It is not intended to provide any other factual information about any of the parties to the agreement or their respective subsidiaries or affiliates.

As described in further detail below under Representations and Warranties, the Purchase Agreement contains representations and warranties by the various parties to the agreement which were made solely for the benefit of the other parties and should not be relied on by any person as characterization of the actual state of facts about such parties to the Purchase Agreement at the time they were made or otherwise.

Purchase and Sale of the AoHong Chemical Membership Interest

In exchange for the AoHong Chemical Membership Interest, Glodenstone has agreed to pay us a purchase price equal to $3,508,340, which is payable by:

•	cancellation of the Glodenstone Note in the principal amount of $1,780,00, and
•
delivery to us of the Purchase Note in the principal amount of $1,728,340 and the Pledge Agreement under which Glodenstone will pledge the AoHong Chemical Membership Interest as security for the payment of the Purchase Note.

There are no provisions for any adjustment in the purchase price.

Actions of the Parties Prior to the Closing Date

We agreed to file a preliminary Proxy Statement with the Securities and Exchange Commission as soon as practicable after we filed our Annual Report on Form 10-K for the year ended September 30, 2010, to use our best efforts to promptly respond to any comments on the Proxy Statement from the staff of the Securities and Exchange Commission and, at such time as the staff advises us that it has no further comments, to file a definitive Proxy Statement with the SEC.  We have completed both of these conditions.

Mr. Hu and Ms. Ye agreed to use each of their best efforts to facilitate the actions we agreed to take, and to execute such consents and take such actions as are necessary to approve the sale of the AoHong Chemical Membership Interest to Glodenstone.

AoHong Chemical agreed to continue to conduct is operations as they were conducted prior to the execution of the Purchase Agreement, to provide us with such information as we determined was necessary to enable us to file this Proxy Statement and any other reports we are required to file with the Securities and Exchange Commission, and to take any other actions which are necessary to complete the sale of the AoHong Chemical Membership Interest to Glodenstone.

Representations and Warranties

The Purchase Agreement contains representations and warranties made by us to Glodenstone, representations and warrants made by AoHong Chemical to us and Glodenstone, representations and warranties made by Mr. Hu and Mrs. Ye to us and AoHong Chemical and representations and warranties made by Glodenstone to us. These representations and warranties (and the assertions embodied therein) have generally been made for purposes of allocating risk to one of the parties if those statements prove to be inaccurate, rather than for the purpose of establishing matters as facts and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Certain representations and warranties in the Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between Glodenstone, on the one hand, and China America Holdings, on the other hand. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. Other than the representations and warranties made by us, the representations and warranties contained in the Purchase Agreement may or may not have been accurate as of the date they were made and we make no assertion in this Proxy Statement that they are accurate as of the date of this Proxy Statement.

We made representations and warranties to Glodenstone regarding, among other things, our organization, good standing, power and authorization, consents and governmental approval to complete the closing of the Purchase Agreement and our ownership of the AoHong Chemical Membership Interest. AoHong Chemical made representations and warranties to us and Glodenstone regarding, among other things, its organization, good standing, power and authorization, consents and governmental approval to complete the closing of the Purchase Agreement. Each of Mr. Hu and his wife Mrs. Ye jointly and severally made representations and warranties to us and AoHong Chemical regarding, among other things, power and authorization and consents and governmental approval to complete the closing of the Purchase Agreement and Glodenstone made representations and warranties to us regarding, among other things, its organization, good standing, power and authorization, consents and governmental approval to complete the closing of the Purchase Agreement.

Conditions to the Closing of the Purchase Agreement

Completion of the sale of the AoHong Chemical Membership Interest was subject the approval of our Board of Directors and its shareholders.

Post-Closing Access

Following the closing of the Purchase Agreement, Mr. Hu and AoHong Chemical agreed to provide immediate access to AoHong Chemical ‘s books and records, including information we believe is necessary for the preparation of our financial statements, and to take any other action we believe is reasonably necessary to facilitate our post-closing reporting requirements under Federal securities laws.

Termination of the Purchase Agreement

If we do not receive the consent of our shareholders to the sale of the AoHong Chemical Membership Interest by May 31, 2011, which date has been extended by the parties to June 15, 2011, the Purchase Agreement automatically terminates.  In that event, the $1,780,000 plus accrued interest we owe Glodenstone under the Glodenstone Note will remain outstanding and we agreed to transfer the AoHong Chemical Membership Interest to Glodenstone in satisfaction of this obligation and we would not receive the Purchase Note from Glodenstone, or any of the proceeds from the payment of the note.

Governing Law

The Purchase Agreement is governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of laws principles thereof.  Because Glodenstone ‘s business and operations are not located in the U.S., in the event of a default under the Purchase Agreement it may be extremely difficult for us to enforce our legal rights, to effect service of process upon it or to a enforce judgment of United States courts against Glodenstone.

Amendment or Assignment

The Purchase Agreement may be amended or assigned by the parties if, but only if, such amendment or assignment is in writing and is signed by the party against which the modification, waiver amendment, discharge or change is sought.

Purchase Note, Share Pledge Agreement and Events of Default of the Purchase Note

At closing, Glodenstone will delivery to us the Purchase Note in the principal amount of $1,728,340 which bears interest at the rate of 5% per annum.  The principal and accrued interest is due on December 31, 2011.  As security for payment of the Purchase Note, Glodenstone will enter into the Share Pledge Agreement under which it will pledge the AoHong Chemical Membership Interest as security for payment of the Purchase Note.  During the pledge period, we will have all rights related to this pledged equity and any eligible dividends or other interests relating to the pledged equity will be deposited into a to-be-established escrow account as additional security.

In the event Glodenstone does not pay the Purchase Note in accordance with its terms, or if Glodenstone should declare bankruptcy, we have the right to exercise the pledge to pay the purchase price and related interests for the sale of the AoHong Chemical Membership Interest prior to any other obligations.  Under the terms of the Pledge Agreement, we have fixed the value of the pledged equity at $1,728,340, the principal amount of the Purchase Note.

During the term of the Pledge Agreement, our written consent is required prior to the transfer of the AoHong Chemical Membership Interest by Glodenstone to any other party and the full amount of the Purchase Note must be paid prior to the maturity date.

If Glodenstone should pledge the AoHong Chemical Membership Interest to any other party while the Purchase Note is outstanding, we have the right to accelerate the due date of the Purchase Note.

The Purchase Note is governed by the laws of the State of Florida, and the Pledge Agreement is governed by the laws of the PRC.  Because Glodenstone ‘s business and operations are not located in the U.S., in the event of a default under the Purchase Note it may be extremely difficult for us to enforce our legal rights, to effect service of process upon it or to a enforce judgment of United States courts against Glodenstone.  If a dispute arises under the terms of the Pledge Agreement, and no agreement between the parties is reached within 60 days, either party has the right to submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules.  Accordingly, it is possible that we could incur significant legal expenses pursuing relief under the Pledge Agreement and there are no assurances it will be upheld by the China International Economic and Trade Arbitration Commission.

Appraisal Rights

Under Section 607.1302 of the Florida Business Corporations Act, our shareholders are entitled to dissent from, seek appraisal for, and obtain payment of the fair value of his or her shares of our common stock if the Purchase Agreement is consummated.  Important details concerning the requirements to perfect appraisal rights under Florida are set forth below.  In view of the complexity of these provisions of Florida law, any shareholder who is considering exercising appraisal rights, or who wishes to preserve the right to do so, should consult his or her legal advisor.

This notice is being provided to you in satisfaction of Sections 607.1320 of the Florida Business Corporation Act. The summary below is not a complete statement of the Florida law pertaining to appraisal rights and is qualified in its entirety by reference to the relevant sections of the Florida Business Corporation Act.  Failure to follow the procedures required by Sections 607.1301 through 607.1333 of the Florida Business Corporation Act for perfecting appraisal rights may result in the loss, termination or waiver of such rights.  A copy of Sections 607.1301 through 607.1333 of the Florida Business Corporation Act is attached as Exhibit B.  Because of the complexity of the provisions and the need to strictly comply with various technical requirements, you should read Exhibit B in its entirety.

Holders of our common stock who did not vote at the special meeting and who comply with the procedures prescribed in Sections 607.1301 through 607.1333 of the Florida Business Corporation Act may be entitled to a judicial appraisal of the fair value of their shares, exclusive of any element of value arising from the closing of the Purchase Agreement, and to receive payment of the fair value of their shares in cash, together with interest.  The following is a brief summary of the statutory procedures that must be followed by a shareholder in order to perfect appraisal rights under Florida law.   At the Record Date, the last sales price of our common stock on the OTC Bulletin Board was $.0034per share.

Within 20 days after receipt of this Proxy Statement any shareholder who elects to dissent must file with us a notice of such election (the “Election Notice”), stating his or her name and address, the number of shares of common stock as to which he dissents, and a demand for payment of the fair value of his common stock.  A dissenting shareholder must not vote, or cause or permit to be voted, any shares of common stock owned by the dissenting shareholder in favor of the Purchase Agreement.  Any shareholder filing an Election Notice must deposit his stock certificates with us simultaneously with the filing of the notice. The Election Notice and stock certificate(s) must be sent or delivered to our Corporate Secretary at c/o China Direct Investments, Inc. 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441.

Only a holder of record of our common stock is entitled to assert appraisal' rights for the common stock registered in that holder’s name. An Election Notice must be executed by or on behalf of the holder of record, fully and correctly, as his name appears on his stock certificates. If the common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the Election Notice should be made in that capacity.  If the common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the Election Notice should be executed by or on behalf of all joint owners. An authorized agent, including one or two or more joint owners, may execute the Election Notice on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the Election Notice, the agent is acting as agent for such owner or owners. A record holder, such as a broker, who holds common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the common stock held for one or more beneficial owners while not exercising such rights with respect to the common stock held for other beneficial owners. In such case, the Election Notice should set forth the number of shares of common stock as to which appraisal rights are sought. Where no number of shares of common stock is expressly mentioned, the Election Notice will be presumed to cover all common stock held in the name of the record owner. Shareholders who hold their common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of the Election Notice for such nominee's common stock.

Within 10 days after the expiration of the period in which shareholders may file their Election Notices with us, we will make a written offer (the “Appraisal Offer”) to each dissenting shareholder who has made a demand as provided in Section 607.1321 to pay an amount we estimate to be the fair value for such common stock. The fair value determined will reflect the value of the common stock prior to the closing of the Purchase Agreement.  The Appraisal Offer will be accompanied by a form to be completed by the dissenting shareholder (the “Shareholder Form”), which includes information such as the shareholder’s name and address, the number of shares of common stock to which the shareholder is asserting appraisal rights and whether the shareholder accepts our offer of fair value of the common stock.  This Shareholder Form must be returned to us within 60 days after it is sent.  If the Shareholder Form is not received by us within this period, the shareholder will have waived his right to dissent.

Any shareholder who has duly filed an Election Notice in compliance with Section 607.1321 will thereafter be entitled only to payment of the fair value of his common stock and will not be entitled to vote or to exercise any other rights of a shareholder. If requested in writing, we are obligated under Florida law to provide to the shareholder so requesting, within 10 days after receipt of the Election Notice from the shareholder, the number of shareholders who return the Election Notices by the specified date and the total number of shares owned by them.  An election to exercise appraisal rights may be withdrawn in writing by the shareholder within 20 days of the delivery of the Appraisal Offer and Shareholder Form to us. After this period, no such notice of election may be withdrawn unless we consent.  If any dissenting shareholder accepts our offer of payment, payment for his common stock will be made within 90 days after receipt by us of the Shareholder Form. A shareholder who is dissatisfied with our offer must notify us on the Shareholder Form of his estimate of the fair value of his shares of common stock and demand payment of that estimate plus interest.

If a shareholder makes demand for payment which remains unsettled, within 60 days after we receive the Shareholder Notice we are required under Florida law to file an action in any court of competent jurisdiction in Broward County, Florida, the county in which our registered office is located, requesting the fair value of such common stock to be determined. The court will also determine whether each dissenting shareholder, as to whom we request the court to make such determination, is entitled to receive payment for his common stock. If we fail to institute such a proceeding, any dissenting shareholder may do so in our name. All dissenting shareholders (whether or not residents of the State of Florida), other than shareholders who have agreed with us as to the value of their common stock, will be made parties to the proceeding.  We must pay to each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholders will cease to have any interest in such common stock.

Shareholders considering seeking dissenters' rights should be aware that any judicial determination of the "fair value" of the common stock can be based on numerous considerations, including, but not limited to, the market value of the common stock prior to the closing of the Purchase Agreement and the net asset value and earnings value of our company. The costs and expenses of any judicial proceeding will be determined by the court and will be assessed against us, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom we have made an offer to pay for the common stock, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith.

If the holders of 1% or more of our outstanding common stock elect to exercise appraisal rights, we reserve the right to terminate the Purchase Agreement at any time prior to closing.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the special meeting.  If, however, other matters properly come before the special meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers deliver a single Proxy Statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you currently receive multiple Proxy Statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to China America Holdings, Inc., Attention: Corporate Secretary, c/o China Direct Investments, Inc., 431 Fairway Drive, Deerfield Beach, Florida  33441 or by facsimile communication to 954-363-7320.

WHERE YOU CAN FIND MORE INFORMATION

This Proxy Statement refers to certain documents that are not presented herein or delivered herewith.  Such documents are available to any person, including any beneficial owner of our shares, to whom this Proxy Statement is delivered upon oral or written request, without charge.  Requests for such documents should be directed to Corporate Secretary, China America Holdings, Inc., c/o China Direct Investments, Inc., 431 Fairway Drive, Deerfield Beach, Florida  33441.  Please note that additional information can be obtained from our website at www.chinaamericaholdings.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

Statements contained in this Proxy Statement, or in any document incorporated herein by reference, regarding any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to the document as filed with the SEC.  Information incorporated by reference is considered to be a part of this Proxy Statement.  We incorporate by reference the documents listed below:

•           Annual Report on Form 10-K for the year ended September 30, 2010, and
•           Quarterly Report on Form 10-Q for the period ended December 31, 2010.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Proxy Statement contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to,

•	our ability to raise sufficient capital to satisfy our obligations,
•	the possible deconsolidation of AoHong,
•	continuing operating losses and lack of profitable operations,
•	pricing pressure which has decreased our gross margins,
•	the risk of doing business in the People's Republic of China,
•	our ability to raise capital as needed,
•	risks associated with the lack of experience of our sole officer with U.S. public companies,
•	volatility in raw material costs,
•	restrictions on currency exchange,
•	dependence on key personnel,
•	difference in legal protections under Chinese and U.S. laws,
•	enhanced government regulation,
•	compliance with environmental laws,
•	limited insurance coverage,
•	market overhang from outstanding warrants and options,
•	absence of corporate governance protections, and
•	the impact of the penny stock rules on the trading in our common stock.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this Proxy Statement in its entirety and review the risks described in "Item 1A. - Risk Factors" in our Annual Report Form 10-K for the year ended September 30, 2010 as filed with the SEC. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this Proxy Statement, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

MISCELLANEOUS

You should rely only on the information contained in this Proxy Statement to vote on the proposal.  We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement.  This Proxy Statement is dated May 11, 2011.  You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement). This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important.  You may vote by signing, dating and returning the enclosed proxy card, submitting a proxy via facsimile or attending the special meeting and voting in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Shaoyin Wang
Shaoyin Wang,
Chief Executive Officer and President
Shanghai, China
May 11, 2011

EXHIBIT A

MEMBERSHIP INTEREST SALE AGREEMENT

THIS MEMBERSHIP INTEREST SALE AGREEMENT (the "Agreement") is entered into this 23 day of December, 2010, by and between China America Holdings, Inc., a Florida corporation ("CAAH") and Shanghai AoHong Chemical Co., Ltd., a Chinese limited liability company ("AoHong"), Glodenstone Development Limited, a British Virgin Islands company ("Glodenstone"), Aihua Hu ("Hu") and Ying Ye (“Ye”).

RECITALS

WHEREAS, pursuant to the terms of the Membership Interest Purchase Agreement dated June 27, 2007 (the “Purchase Agreement”) entered into among CAAH, AoHong, Hu and Ye, as amended on August 3, 2007, CAAH acquired a 56.08% membership interest in AoHong (the “CAAH Membership Interest”).

WHEREAS, Glodenstone has lent CAAH $1,780,000 under the terms of the Secured Promissory Note (the “Glodenstone Note”), a copy of which is attached hereto as Exhibit A and incorporated herein by such reference, the proceeds of which have been used to pay CAAH’s obligation to contribute $1,780,000 to AoHong’s registered capital required under the Purchase Agreement and as required by Chinese regulatory authorities (the “Remaining Contribution”).

WHEREAS, CAAH has been unable to raise the additional capital necessary to fund the Remaining Contribution or locate a buyer for the CAAH Membership Interest and the parties hereto have agreed that it is in the best interests of CAAH to sell the CAAH Membership Interest to Glodenstone upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, the parties hereto agree as follows:

1.           Recitals. The above recitals are true, correct and are herein incorporated by reference.

2.           Sale of CAAH Membership Interest.  At the Closing (as hereinafter defined) CAAH agrees to transfer to Glodenstone the CAAH Membership Interest in exchange for total consideration of U.S. three million five hundred and eight thousand three hundred and forth dollars ($3,508,340) (the “Purchase Price”) payable as follows:

(a)           the forgiveness of the Glodenstone Note in the principal amount of $1,780,000; and

(b)           the delivery of a Secured Promissory Note in the principal amount of $1,728,340 and a Share Pledge Agreement , (the “Purchase Note and Security Agreement”) a copy of the form of which is attached hereto as Exhibit B and incorporated herein by such reference.

3.           Closing Date.  The closing ("Closing") shall be held on the date and time as may be agreed upon by the parties ("Closing Date") following the satisfaction of all conditions to Closing as hereinafter set forth.

4.           Actions of the Parties Prior to the Closing Date.

(a)           Obligations of CAAH.  As soon as practicable following the filing with the United States Securities and Exchange Commission (the “SEC”) of its Annual Report on Form 10-K for the year ended September 30, 2010 (the “2010 10-K”), CAAH will cause a preliminary information statement on Schedule 14C (the “Preliminary Information Statement”) to be filed with the SEC describing the sale of the CAAH Membership Interest.  The officers and Board of Directors of CAAH will use their best efforts to promptly respond to any comments from the SEC on the Preliminary Information Statement and at such time as the SEC advises it has no further comments to timely prepare and file a definitive Information Statement on Schedule 14C (the “Definitive Information Statement”) which reflects the consent of a majority of CAAH’s shareholders to the sale of the CAAH Membership Interests.

(b)           Obligations of Hu and Ye.  Hu will use their best efforts to facilitate the prompt filing of the Preliminary Information Statement, the response to any comments from the SEC and the prompt filing of the Definitive Information Statement.  Hu and Ye shall both execute such consents or take such other actions as are necessary to approve the sale of the CAAH Membership Interests to Glodenstone.

(c)           Obligations of AoHong.  AoHong shall continue to conduct its operations as they are presently conducted and shall provide CAAH with all such information and data as are deemed necessary to enable CAAH to file the 2010 10-K, the Preliminary Information Statement, the Definitive Information Statement, such other Reports as CAAH may be required to file with the SEC and to take such additional actions as are necessary to consummate the sale of the CAAH Membership Interest to Glodenstone.

(d)           Extension of Obligations Under Purchase Agreement.  The Parties hereby acknowledge that the payment of the Remaining Contribution by CAAH is intended to fulfill CAAH’s obligation to contribute capital to Aohong.

4.           Representations and Warranties.

(a)           CAAH hereby makes the following representations and warranties to Glodenstone, each of which is true as of the date hereof and will be true as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date:

(i)           CAAH is validly organized, existing and in good standing under the laws of the State of Florida; that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that CAAH has the full right, power and capacity to execute and deliver this Agreement and perform its obligations hereunder; that the execution and delivery of this Agreement and the performance by CAAH of its obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which CAAH is a party or by which it or any of its assets are bound; and that this Agreement, upon execution and delivery of the same by CAAH, will represent the valid and binding obligation of CAAH in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii)           Except for the consent of CAAH’s shareholders and its Board of Directors, the sale of the CAAH Membership Interest does not require any third party consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation.

(iii)           CAAH is the owner of record of the CAAH Membership Interest, which ownership interest is free and clear of all rights, claims, liens and encumbrances except as set forth in the Purchase Agreement, and has not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

(b)           AoHong hereby makes the following representations and warranties to each of CAAH and Glodenstone, each of which is true as of the date hereof and will be true as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date:

(i)           AoHong is validly organized, existing and in good standing under the laws of the People’s Republic of China; that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that AoHong has the full right, power and capacity to execute and deliver this Agreement and perform its obligations hereunder; that the execution and delivery of this Agreement and the performance by AoHong of its obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which AoHong is a party or by which it or any of its assets are bound; and that this Agreement, upon execution and delivery of the same by AoHong, will represent the valid and binding obligation of AoHong in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii)           The sale of the CAAH Membership Interest does not require any third party consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation.

(c)           Hu and Ye jointly and severally hereby make the following representations and warranties to each of CAAH and AoHong, each of which is true as of the date hereof and will be true as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date:

(i)           Such individual has the full right, power and capacity to execute and deliver this Agreement and perform his or her obligations hereunder; that the execution and delivery of this Agreement and the performance by such individual of his or her obligations pursuant to this Agreement does not constitute a breach of or a default under any agreement or instrument to which such individual is a party or by which he or she or any of his or her assets are bound; and that this Agreement, upon execution and delivery of the same by the individual, will represent the valid and binding obligation of such individual in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii)           Except for the consent of the CAAH shareholders and Board of Directors, the sale of the CAAH Membership Interest does not require any third party consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation.

(d)           Glodenstone hereby makes the following representations and warranties to CAAH, each of which is true as of the date hereof and will be true as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date:

(i)           Glodenstone is validly organized, existing and in good standing under the laws of the British Virgin Islands; that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that Glodenstone has the full right, power and capacity to execute and deliver this Agreement and perform its obligations hereunder; that the execution and delivery of this Agreement and the performance by Glodenstone of its obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which Glodenstone is a party or by which it or any of its assets are bound; and that this Agreement, upon execution and delivery of the same by Glodenstone, will represent the valid and binding obligation of Glodenstone in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii)           The purchase by it of the CAAH Membership Interest does not require any third party consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation.

5.           Conditions of Closing. All of the obligations of the parties hereto under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

(a)           CAAH shall have received the consent of a majority of its Board of Directors, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the “Company Board Approval”) has duly (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of CAAH and its stockholders and declared this Agreement advisable, (ii) approved this Agreement and the Loan Documents and (iii) recommended that CAAH’s stockholders adopt this Agreement and directed that such matter be submitted for consideration of CAAH’s stockholders.

(b)           CAAH shall have received the consent of a majority of its shareholders to the sale of the CAAH Membership Interest and shall have filed with the SEC a Definitive Information Statement which reflects such consent of a majority of its shareholders to the sale of the CAAH Membership Interest.  In the event the SEC should determine that CAAH is not eligible to use an information statement and requires CAAH to hold a special meeting of its shareholders, CAAH shall have filed all definitive proxy statements and other information as are necessary with the SEC, shall have held such special meeting and shall have obtained the consent of a majority its shareholders entitled to vote at the special meeting as required by Florida law.

6.           Closing.  At Closing:

(a)           Glodenstone shall forgive the Glodenstone Note.

(b)           Glodenstone shall deliver to CAAH the Purchase Note and Security Agreement.

(c)           CAAH shall execute such documents as are deemed reasonably necessary to transfer the CAAH Membership Interest to Glodenstone.

(d)           Hu shall resign from all positions with CAAH.

7.           Post-Closing Access.  Following the Closing, Hu and AoHong shall immediately provide such access to its books and records, including such information as may be necessary for the preparation of financial statements, as CAAH shall request, and it shall further take such acts or actions as reasonably required by CAAH to facilitate all post-Closing reporting requirements of CAAH under United States federal securities laws.

8.           Termination of the Agreement.  In the event CAAH does not receive the consent of its shareholders to the sale of the CAAH Membership Interest no later than May 31, 2011, this Agreement will terminate.  The Parties acknowledge that in the event of termination of this Agreement, the amounts due under the Glodenstone Note will remain due and payable in accordance with its terms, and CAAH shall transfer its 56.08% equity of AoHong to Glodenstone in accordance with the Share Pledge Agreement for Glodenstone Note.
.

9.           Representations to Survive Closing. All the terms, conditions, warranties, representations and guarantees contained in this Agreement shall survive delivery of the Closing and any investigations made by or on behalf of any party at any time.

10.           Notices.                      All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth below or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

If to CAAH                                333 E. Huhua Road
Huating Economic & Development Area
Jiading District, Shanghai, China 201811
Attention:  Mr. Shaoyin Wang, President
facsimile: __________________________

with a copy to:                                           James M. Schneider, Esq.
Schneider Weinberger & Beilly LLP
2200 Corporate Boulevard, N.W., Suite 210
Boca Raton, Florida  33431
facsimile: (561) 362-9612

If to AoHong,
Hu, Ye and
Glodenstone:                                333 E. Huhua Road
Huating Economic & Development Area
Jiading District, Shanghai, China 201811
facsimile: __________________________

11.           Amendment or Assignment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

12.                                Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

13.           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

14.           Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

15.           Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of Florida, without and application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such  party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct expenses incurred, including, but not limited to, all attorney's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Broward County in the State of Florida.  The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida, has been brought in an inconvenient forum.

16.           Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit.  No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

17.           Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

18.           Language. This Agreement shall be in the Chinese and English languages. Both versions shall have the same legal effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

China America Holdings, Inc.

By:  /s/ Shaoyin Wang
Shaoyin Wang, President

Shanghai AoHong Chemical Co., Ltd.

By: /s/ Aihua Hu
Aihua Hu, Chief Executive Officer

Glodenstone Development Limited

By: /s/ Renqi Song
       Renqi Song, President

/s/ Aihua Hu
Aihua Hu, shareholder

/s/ Ying Ye
Ying Ye, shareholder

Exhibits to the Agreement

Exhibit A:                                Executed Glodenstone Note
Exhibit B:                                Form of Purchase Note and Security Agreement

Exhibit A:

SECURED PROMISSORY NOTE

$1,728,340.00                                                                                                           Dated: _______

FOR VALUE RECEIVED, Glodenstone Development Limited, a British Virgin Island company (the “Glodenstone”), hereby unconditionally promises to pay to the order of CHINA AMERICA HOLDINGS, INC., a Florida corporation (the “CAAH”) at the location designated by CAAH, in lawful money of the United States of America the principal sum of $1,728,340.00, together with interest on the unpaid principal amount outstanding at a rate of 5% per annum.  All outstanding principal and interest accrued and unpaid on this Secured Promissory Note shall be payable in full no later than December 31, 2011 (the “Maturity Date”).

Section 1: Interest. Simple interest shall accrue during the term of this loan and shall be payable in full on the Maturity Date.

Section 2: Principal. The $1,728,340.00 principal amount of this Secured Promissory Note is due on the Maturity Date.

Section 3: Maturity.  Subject to the terms and conditions hereof, the principal amount of this Secured Promissory Note plus the accrued interest shall be due and payable as stipulated in Sections 1 and 2 of this Secured Promissory Note on the Maturity Date, and shall be paid by the Glodenstone in cash, check, money order or by wire transfer.

Section 4: Security.  As collateral security for the payment of this Secured Promissory Note, Glodenstone hereby collaterally assigns to CAAH the 56.08% ownership interest in Shanghai Aohong Chemical Co., Ltd. (the "collateral”).  Glodenstone shall deliver to CAAH a share Pledge Agreement for the Collateral signed by an authorized officer of Glodenstone and such other documentation as may be reasonably requested by CAAH in order to secure its interest in the Collateral.

Section 5: Default.  In the event Glodenstone does not satisfy payment due as stipulated in Sections 1 and 2 and fully, faithfully, and punctually perform all of its obligations hereunder, Glodenstone will be in default of this Secured Promissory Note.  In the event of default by the Glodenstone, CAAH may, at its option, (i) declare the entire unpaid principal balance of this Secured Promissory Note together with accrued and unpaid interest immediately due and payable; (ii) sell the Collateral in a private or public sale with written notice to Glodenstone and apply the proceeds of the sale of the Collateral towards repayment of the Glodenstone’ obligations under this Secured Promissory Note; and (iii) pursue any other remedy available to CAAH at law or in equity.

The Glodenstone and all endorsers, sureties and guarantors now or hereafter becoming parties hereto or obligated in any manner for the debt represented hereby, jointly and severally waive demand, notice of non-payment and protest and agree that if this Secured Promissory Note goes into default and is placed in the hands of an attorney for collection or enforcement of the undersigned's obligations hereunder, to pay attorney's fees and all other costs and expenses incurred in making such collection, including but not limited to attorney's fees and costs on appeal of any judgment or order.

This Secured Promissory Note shall be governed by and construed in accordance with the laws of the State of Florida and shall be binding upon the successors, assigns, heirs, administrators and executors of the Glodenstone and inure to the benefit of CAAH, its successors, endorsees, assigns, heirs, administrators and executors.

Glodenstone Development Limited By: ______________ Name: Renqi Song Title: President

Exhibit B:

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) is entered into by and between the following parties on _____________, 2010:

Party A: China America Holdings, Inc., a Florida corporation (“Party A”)
Legal Representative: Shaoyin Wang, Chief Executive Officer
Principal Office: 333 E. Huhua Road, Huating Economic & Development Area, Jiading District, Shanghai, People’s Republic of China 201811

Party B: Glodenstone Development Limited, a British Virgin Island company (“Party B”)

WHEREAS:

(1)
Party A and Party B entered into a Membership Interest Sale Agreement (the “Membership Interest Sale Agreement”) for the sale of Party A’s 56.08% ownership interest in Shanghai Aohong Chemical Co., Ltd., a Chinese company (the “CAAH Membership Interest”) to Party B;

(2)	Party B agreed to pay Party A $1,728,340 of the purchase price for the CAAH Membership Interest by way of a Secured Promissory Note dated as of the date of this Agreement (“ Secured Promissory Note”);
(3)	Party B agreed to pledge its CAAH Membership Interest to Party A as a security for the Secured Promissory Note.

To ensure the execution of the Membership Interest Sale Agreement entered by Party A and Party B, Party B hereby pledges the invested 56.08% equity of Shanghai Aohong Chemical Co., Ltd. as the security. The Parties agree as follows after friendly consultations:

1.	Debt secured by this Agreement: The payment obligation of Party B to Party A in the amount of $1,728,340 under the terms of Membership Interest Sale Agreement.

2.	Pledged Equity

(1) “Pledged Equity” means the equity of Shanghai Aohong Chemical Co., Ltd. invested by Party B and all rights relating to such equity.

(2) The value of the Pledged Equity is $1,728,340.

(3) The derived interests of the Pledged Equity means the eligible dividends and other interests relating to the Pledged Equity that shall be included into the escrow account as the security for the debt payment under this Pledge.

3.	After the parties have entered into this agreement, Party B shall obtain the approval of the Board of the Company on the Pledge.

4.
When the Membership Interest Sale Agreement under this Pledge is amended and/or supplemented and the changes have impacted this Agreement, the parties agree to negotiate to amend and/or supplement this Agreement to be consistent with the amendments of the Membership Interest Sale Agreement.

5.
When this Agreement is subject to delete, amend, and supplement certain clauses due to force majeure, the obligations of Party B in this Agreement shall not exempt or lessen and the interests of Party A under this Agreement shall not be impacted or impaired.

6.
Upon the occurrence of one of the following circumstances, Party A shall have the right to exercise the Pledge and all rights relating to such equity. The proceeds and interests generated from the exercise shall be used to pay the purchase price and related interests for the membership interest sale prior to other obligations:

(1)	Party B has not paid the purchase price, interests, and related expenses on time in accordance with this Agreement.

(2)	Party B is announced to dissolve or go bankrupt.

7.
During the term of this Agreement, if Party B elects to transfer the Pledged Equity, it shall obtain the written consent from Party A and pay the full amount of the purchase price with interests prior to the maturity date.

8.
After this agreement takes effect, either Party A or Party B shall not unilaterally amend or terminate the Agreement unless both parties have agreed to make changes and entered into written amendments.

9.
If Party B fails to obtain the approval from the Board of the Company on the Equity Pledge during the term or Party B has pledged the equity to any other third party before this Agreement is entered, Party A shall have the right to request the payment of the purchase price with interest before the maturity date and request Party B to pay for the loss.

10.	This Agreement is a component of the secured Membership Interest Sale Agreement. The Agreement shall be signed off by both parties and take effect on the date when the equity pledge is registered.

11.	Dispute Resolution

(1)
If any dispute arises between the Parties in connection with the interpretation and performance of the provisions hereunder, the Parties shall resolve such dispute in good faith through discussions. If no agreement can be reached within sixty (60) days after one Party receives the notice of the other Party requesting the beginning of discussions or as otherwise agreed, either Party shall have the right to submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall be held in Beijing. The award of the arbitration shall be final and binding upon the Parties.

(2)
If any dispute arises in connection with the interpretation and performance of this Agreement, or such dispute is under arbitration, either Party shall continue to have the rights hereunder other than those in dispute and perform the obligations hereunder other than those in dispute.

(3)	The conclusion, effectiveness, enforcement and interpretation of this Agreement shall be governed by the Chinese laws.

Party A: China America Holdings, Inc. (Seal)

Signature:
Date:

Party B:Glodenstone Development Limited (Seal)

Signature:
Date:

Place: ____________________

SECURED PROMISSORY NOTE

$1,780,000.00                                                                                                           December 23, 2010

FOR VALUE RECEIVED, CHINA AMERICA HOLDINGS, INC., a Florida corporation (the “Company”) (the “Borrower”), hereby unconditionally promise to pay to the order of Glodenstone Development Limited, a British Virgin Island company (the “Lender”) at the location designated by Lender, in lawful money of the United States of America the principal sum of $1,780,000.00, together with interest on the unpaid principal amount outstanding at a rate of 5% per annum.  All outstanding principal and interest accrued and unpaid on this Secured Promissory Note shall be payable in full no later than the earlier of (the “Maturity Date”) (i) May 31, 2011 or (ii) the date of closing on the Lender’s purchase of the Borrower’s 56.08% ownership interest in Shanghai AoHong Chemical Co., Ltd., a Chinese company (“Shanghai AoHong”).

Section 1: Interest

Simple interest shall accrue during the term of this loan and shall be payable in full on the Maturity Date.

Section 2: Principal

The $1,780,000.00 principal amount of this Secured Promissory Note is due on the Maturity Date.

Section 3: Maturity

Subject to the terms and conditions hereof, the principal amount of this Secured Promissory Note plus the accrued interest shall be due and payable as stipulated in Sections 1 and 2 of this Secured Promissory Note on the Maturity Date, and shall be paid by the Borrower in cash, check, money order or by wire transfer.

Section 4: Security

As collateral security for the payment of this Secured Promissory Note, Borrower hereby collaterally assigns to Lender the 56.08% ownership interest in Shanghai Aohong (the “Collateral”).  Borrower shall deliver to Lender a share Pledge Agreement for the Collateral signed by an authorized officer of Borrower and such other documentation as may be reasonably requested by Lender in order to secure its interest in the Collateral.

Section 5: Default

In the event Borrower does not satisfy payment due as stipulated in Sections 1 and 2 and fully, faithfully, and punctually perform all of its obligations hereunder, Borrower will be in default of this Secured Promissory Note.  In the event of default by the Borrower, Lender may, at its option, (i) declare the entire unpaid principal balance of this Secured Promissory Note together with accrued and unpaid interest immediately due and payable; (ii) sell the Collateral in a private or public sale with written notice to Borrower and apply the proceeds of the sale of the Collateral towards repayment of the Borrower’ obligations under this Secured Promissory Note; and (iii) pursue any other remedy available to Lender at law or in equity.

This Secured Promissory Note has not been registered under the Securities Act of 1933.  The Lender acknowledges that Lender is acquiring the securities represented hereby for investment and not with a view to distribution of the securities held as Collateral.

The Borrower and all endorsers, sureties and guarantors now or hereafter becoming parties hereto or obligated in any manner for the debt represented hereby, jointly and severally waive demand, notice of non-payment and protest and agree that if this Secured Promissory Note goes into default and is placed in the hands of an attorney for collection or enforcement of the undersigned's obligations hereunder, to pay attorney's fees and all other costs and expenses incurred in making such collection, including but not limited to attorney's fees and costs on appeal of any judgment or order.

This Secured Promissory Note shall be governed by and construed in accordance with the laws of the State of Florida and shall be binding upon the successors, assigns, heirs, administrators and executors of the Company and inure to the benefit of the Lender, its successors, endorsees, assigns, heirs, administrators and executors.

CHINA AMERICA HOLDINGS, Inc. By: /s/ Shaoyin Wang
Shaoyin Wang, Chief Executive Officer

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) is entered into by and between the following parties on December 23, 2010:

Party A: China America Holdings, Inc., a Florida corporation (“Party A”)
Legal Representative: Shaoyin Wang, Chief Executive Officer
Principal Office: 333 E. Huhua Road, Huating Economic & Development Area, Jiading District, Shanghai, People’s Republic of China 201811

Party B: Glodenstone Development Limited, a British Virgin Island company (“Party B”)

WHEREAS:

(1)	Party A and Party B entered into a Secured Promissory Note (the (“ Secured Promissory Note”) that Party B loans to Party A $1.78 million;

(2)           Party A agreed to use the loan to fulfill its outstanding investment obligation owed to Shanghai AoHong Chemical Co., Ltd.;

(3)	Party A agreed to pledge its CAAH Membership Interest to Party B as a security for the Secured Promissory Note.

To ensure the execution of the Secured Promissory Note entered by Party A and Party B, Party A hereby pledges its invested 56.08% equity of Shanghai Aohong Chemical Co., Ltd. as the security. The Parties agree as follows after friendly consultations:

1.	Debt secured by this Agreement: The payment obligation of Party A to Party B in the amount of $1,780,000 under the terms of the Secured Promissory Note.

2.	Pledged Equity

(1) “Pledged Equity” means the equity of Shanghai Aohong Chemical Co., Ltd. invested by Party A and all rights relating to such equity.
(2) The value of the Pledged Equity is $1,780,000.
(3) The derived interests of the Pledged Equity means the eligible dividends and other interests relating to the Pledged Equity that shall be included into the escrow account as the security for the debt payment under this Pledge.

3.           After the parties have entered into this agreement, Party A shall obtain the approval of the Board of the Company on the Pledge.

4.
When the Membership Interest Sale Agreement under this Pledge is amended and/or supplemented and the changes have impacted this Agreement, the parties agree to negotiate to amend and/or supplement this Agreement to be consistent with the amendments of the Membership Interest Sale Agreement.

5.
When this Agreement is subject to delete, amend, and supplement certain clauses due to force majeure, the obligations of Party A in this Agreement shall not exempt or lessen and the interests of Party B under this Agreement shall not be impacted or impaired.

6.
Upon the occurrence of one of the following circumstances, Party B shall have the right to exercise the Pledge and all rights relating to such equity. The proceeds and interests generated from the exercise shall be used to pay the principal and related interests prior to other obligations:

(1)	Party A has not paid the principal, interests, and related expenses on time in accordance with this Agreement.
(2)	Party A is announced to dissolve or go bankrupt.

7.
During the term of this Agreement, if Party A elects to transfer the Pledged Equity, it shall obtain the written consent from Party B and pay the full amount of the principal with interests prior to the maturity date.

8.
After this agreement takes effect, either Party A or Party B shall not unilaterally amend or terminate the Agreement unless both parties have agreed to make changes and entered into written amendments.

9.
If Party A fails to obtain the approval from the Board of the Company on the Equity Pledge during the term or Party A has pledged the equity to any other third party before this Agreement is entered, Party B shall have the right to request the payment of the principal with interests before the maturity date and request Party A to pay for the loss.

10.	This Agreement is a component of the Secured Promissory Note. The Agreement shall be signed off by both parties and take effect on the date when the equity pledge is registered.

11.	Dispute Resolution

(1)
If any dispute arises between the Parties in connection with the interpretation and performance of the provisions hereunder, the Parties shall resolve such dispute in good faith through discussions. If no agreement can be reached within sixty (60) days after one Party receives the notice of the other Party requesting the beginning of discussions or as otherwise agreed, either Party shall have the right to submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall be held in Beijing. The award of the arbitration shall be final and binding upon the Parties.

(2)
If any dispute arises in connection with the interpretation and performance of this Agreement, or such dispute is under arbitration, either Party shall continue to have the rights hereunder other than those in dispute and perform the obligations hereunder other than those in dispute.

(3)	The conclusion, effectiveness, enforcement and interpretation of this Agreement shall be governed by the Chinese laws.

Party A: China America Holdings, Inc. (Seal)

Signature: /s/ Shaoyin Wang
Date: 12/23/2010

Party B:Glodenstone Development Limited (Seal)

Signature: /s/ Renqi Song
Date: 12/23/2010

Place: ____________________

EXTENSION AGREEMENT

This will confirm that the undersigned hereby agree to extend the latest date for obtaining the approval of the shareholders of China America Holdings, Inc. (the “Company”) from May 31, 2011 to June 15, 2011 in connection with the December 23, 2010 Membership Interest Sale Agreement entered into among the Company, Glodenstone Development Limited, a British Virgin Island company (“Glodenstone”), Aihua Hu and  and Ying Ye (the “Membership Sale Agreement”).

In addition, Glodenstone hereby agrees to extend the Maturity Date from May 31, 2011 to June 15, 2011 under the Secured Promissory Note dated December 23, 2010 executed by the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the 10 day of May, 2011.

China America Holdings, Inc.

By:  /s/ Shaoyin Wang
Shaoyin Wang, President

Shanghai AoHong Chemical Co., Ltd.

By: /s/Aihua Hu
Aihua Hu, Chief Executive Officer

Glodenstone Development Limited

By: /s/ Renqi Song
Renqi Song, President

/s/ Aihua Hu
Aihua Hu, shareholder

/s/ Ying Ye
Ying Ye, shareholder

EXHIBIT B

607.1301                      Appraisal rights; definitions.  The following definitions apply to ss. 607.1302-607.1333:

(1)           “Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302 (2)(d), a person is deemed to be an affiliate of its senior executives.

(2)           “Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

(3)           “Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4)           ”Fair value" means the value of the corporation's shares determined:

(a)           Immediately before the effectuation of the corporate action to which the shareholder objects.

(b)           Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c)           For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5)           "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6)           "Preferred shares" means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7)           "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8)           "Senior executive" means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9)           "Shareholder" means both a record shareholder and a beneficial shareholder.

607.1302                      Right of shareholders to appraisal.

(1)           A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

(a)           Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;

(b)           Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c)           Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d)           An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e)           Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(f)           With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1.           Altering or abolishing any preemptive rights attached to any of his or her shares;

2.           Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3.           Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4.           Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5.           Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

6.           Reducing the stated dividend preference of any of the shareholder's preferred shares; or

7.           Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation.

(2)           Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a)           Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1.           Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2.           Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b)           The applicability of paragraph (a) shall be determined as of:

1.           The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2.           If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c)           Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d)           Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1.           Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a.           Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b.           Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2.           Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a.           Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b.           Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c.           In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e)           For the purposes of paragraph (d) only, the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3)           Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4)           A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a)           Was not effectuated in accordance with the applicable provisions of this section or the corporation's articles of incorporation, bylaws, or board of directors' resolution authorizing the corporate action; or

(b)           Was procured as a result of fraud or material misrepresentation.

607.1303                      Assertion of rights by nominees and beneficial owners.

(1)           A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

(2)           A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a)           Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b)           Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320                      Notice of appraisal rights.

(1)           If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301 - 607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2)           In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3)           If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders' meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321                      Notice of intent to demand payment.

(1)           If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a)           Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.

(b)           Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2)           A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322                      Appraisal notice and form.

(1)           If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2)           The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a)           Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1.           The shareholder's name and address.

2.           The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3.           That the shareholder did not vote for the transaction.

4.           Whether the shareholder accepts the corporation's offer as stated in subparagraph (b)4.

5.           If the offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated value plus interest.

(b)           State:

1.           Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2.           A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3.           The corporation's estimate of the fair value of the shares.

4.           An offer to each shareholder who is entitled to appraisal rights to pay the corporation's estimate of fair value set forth in subparagraph 3.

5.           That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6.           The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c)           Be accompanied by:

1.           Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation's appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2.           A copy of ss. 607.1301 - 607.1333.

607.1323                      Perfection of rights; right to withdraw.

(1)           A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2)           A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

(3)           A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324                      Shareholder's acceptance of corporation's offer.

(1)           If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation's estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation's receipt of the form from the shareholder.

(2)           Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326                      Procedure if shareholder is dissatisfied with offer.

(1)           A shareholder who is dissatisfied with the corporation's offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2)           A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1330                      Court action.

(1)           If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2)           The proceeding shall be commenced in the appropriate court of the county in which the corporation's principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3)           All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4)           The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5)           Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder's shares, plus interest, as found by the court.

(6)           The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

607.1331                      Court costs and counsel fees.

(1)           The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2)           The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)           Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b)           Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3)           If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4)           To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332                      Disposition of acquired shares.

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333                      Limitation on corporate payment.

(1)           No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder's option:

(a)           Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b)           Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2)           The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS – JUNE 9, 2011 AT 2:00 PM

The undersigned, a shareholder of China America Holdings, Inc. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Lillian Wong, proxy with power of substitution, for and in the name of the undersigned to attend the Special Meeting of Stockholders of the Company to be held at  431 Fairway Drive, Suite 200 Deerfield Beach, Florida, 33441-1856 on Thursday, June 9, 2011 at 2:00 P.M., eastern standard time, or at any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by fax, please DO NOT mail your proxy card.

ABC HOLDER 400 MY STREET CHICAGO IL 60605
MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 954-363-7320.

SPECIAL MEETING OF THE SHAREHOLDERS OF CHINA AMERICA HOLDINGS INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: 

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROPOSAL 1	FOR	AGAINST	ABSTAIN

To approve and adopt the Membership Interest Sale Agreement dated December 23, 2010 by and between Glodenstone Development Limited, a British Virgin Island company, Mr. Aihua Hu and Ms. Ying Ye, related parties, and China America Holdings, Inc. and our majority owned subsidiary, Shanghai AoHong Chemical Co., Ltd., a Chinese limited liability company pursuant to which at closing we will sell our 56.08% membership interest in AoHong Chemical to Glodenstone for $3,508,340.
			
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: 
MARK HERE FOR ADDRESS CHANGE □
New Address (if applicable):
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST “FOR” PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2011

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)